Exhibit 23

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File Nos. 333-30677 and 333-69792) and Form S-3 (File No. 333-33527) of our report dated March 15, 2006, on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, which report is included in this Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
March 15, 2006